SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2002

EXTENSITY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28897 (Commission File No.)	68-0368868 (IRS Employer Identification No.)

2200 Powell Street, Suite 300
Emeryville, CA 94608
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 594-5700

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3
Exhibit 99.1

ITEM 5. OTHER EVENTS

         On August 26, 2002, Extensity, Inc. (“Extensity”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Geac Computer Corporation Limited (“Geac”) and Cage Acquisition, Inc., a wholly-owned subsidiary of Geac (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Extensity (the “Merger”), and at the effective time of the Merger, each outstanding share of Extensity common stock will be converted into the right to receive, at the election of the stockholder, either cash in the amount of $1.75 or approximately .627 of a share of Geac common stock (the “Exchange Ratio”), subject to adjustment in certain circumstances. Pursuant to the terms of the Merger Agreement, certain outstanding options to purchase shares of Extensity common stock will terminate immediately prior to the effective time of the Merger, and other outstanding options to purchase Extensity common stock will be assumed by Geac, based on the Exchange Ratio. The Merger is subject to customary closing conditions, including the approval of Extensity stockholders. The Merger will be taxable to stockholders of Extensity and will be accounted for as a purchase.

         In connection with the execution of the Merger Agreement, certain significant stockholders of Extensity (including members of Extensity’s board of directors and executive officers of Extensity) have entered into Voting and Proxy Agreements with Geac, pursuant to which they have agreed to vote shares representing approximately 23% of Extensity’s currently outstanding common stock in favor of the adoption of the Merger Agreement and approval of the Merger. Each of Extensity’s executive officers and members of its board of directors has also entered into a Lock Up Agreement with Geac, pursuant to which such persons have agreed to certain restrictions regarding the resale of any Geac common stock received by them in the Merger.

         The foregoing description of the Merger Agreement, Voting Agreements, Lock-Up Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the forms of Voting Agreement and Lock-up Agreement filed herewith as Exhibits 2.1, 2.2 and 2.3 respectively. A press release issued by Extensity announcing the Merger is also filed herewith as Exhibit 99.1.

Additional Information and Where to Find It

         Geac plans to file a Registration Statement on SEC Form F-4 in connection with the Merger, and Extensity expects to mail a Proxy Statement/Prospectus to stockholders of Extensity containing information about the Merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Extensity, Geac, the Merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Extensity by directing a request through the Investors Relations portion of Extensity’s website at http://www.extensity.com or by mail to Extensity, Inc., 2200 Powell Street, Suite 300, Emeryville, California, 94608, Attention: Investor Relations or by telephone at (510) 594-5700.

         In addition to the Registration Statement and the Proxy Statement/Prospectus, Extensity files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Extensity’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

         Extensity will be, and certain other persons named below may be, soliciting proxies from Extensity stockholders in favor of the adoption of the Merger Agreement and approval of the Merger. The directors and executive officers of Extensity and the directors and executive officers of Geac may be deemed to be participants in Extensity’s solicitation of proxies. For a description of such interests, please see the press release filed with the SEC pursuant to Rule 425 by Extensity on August 26, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired. Not applicable.

(b)  Pro forma financial information. Not applicable.

(c)  Exhibits.

         The following documents are filed as exhibits to this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of August 26, 2002, by and among Extensity, Inc., Geac Computer Corporation Limited and Cage Acquisition Inc., a wholly-owned subsidiary of Geac Computer Corporation Limited.

2.2	Form of Voting and Proxy Agreement dated as of August 26, 2002, entered into among Geac Computer Corporation Limited, Cage Acquisition, Inc. and certain stockholders of Extensity, Inc.

2.3	Form of Lock Up Agreement dated as of August 26, 2002, entered into between Geac Computer Corporation Limited and certain stockholders of Extensity, Inc.

99.1	Press release of Extensity, Inc. dated August 26, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENSITY, INC

Dated: August 28, 2002	/s/ Robert A. Spinner

Robert A. Spinner President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of August 26, 2002, by and among Extensity, Inc., Geac Computer Corporation Limited and Cage Acquisition Inc., a wholly-owned subsidiary of Geac Computer Corporation Limited.

2.2	Form of Voting and Proxy Agreement dated as of August 26, 2002, entered into among Geac Computer Corporation Limited, Cage Acquisition, Inc. and certain stockholders of Extensity, Inc.

2.3	Form of Lock Up Agreement dated as of August 26, 2002, entered into between Geac Computer Corporation Limited and certain stockholders of Extensity, Inc.

99.1	Press release of Extensity, Inc. dated August 26, 2002.

5